EXHIBIT 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
PRESS RELEASE	Tel. 804.289.9600
Fax 804.289.9770

Contact:	FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709

Brink’s Announces Organizational Changes
Reaffirms 2015 and 2016 Financial Targets

RICHMOND, Va., December 2, 2014 – The Brink’s Company (NYSE: BCO), today announced organizational changes designed to accelerate the execution of its strategy and ensure the achievement of 2015 and 2016 financial targets.  The organizational changes include:

•	Four geographic segments replaced with two operating segments:

-	Five Largest Markets: U.S., France, Mexico, Brazil, Canada; approximately 60% of revenue

-	Global Operations: 37 countries; approximately 40% of revenue

-	As part of the consolidation of operating segments, most of the senior roles and structures within the four former geographic segments will be eliminated.

-	Cost savings of $10 million to $15 million expected in 2015

•	Country-based support functions (IT, HR, finance, legal, procurement, security and project management) will be centralized, reporting to global functional leaders.

•	Leadership changes:

-	Mike Beech, executive vice president and president, strategy and focus markets, will assume operating responsibility for the five largest markets. Beech has been president of Brink’s EMEA since 2011.

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Amit Zukerman, executive vice president and president, global operations, will assume responsibility for all other country operations.  Zukerman has been president of Brink’s Global Services (BGS) since 2008, and has been responsible for Asia-Pacific operations since 2012.  He continues to be responsible for BGS operations in all countries.

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Joe Dziedzic, executive vice president and chief financial officer, will assume additional responsibility for the company’s Global Payments business.  Dziedzic continues to be responsible for global procurement and security functions.

The consolidation of operating segments is expected to generate cost savings of $10 million to $15 million in 2015.  Additional cost reduction initiatives are planned and will be disclosed in the first quarter of 2015.
Tom Schievelbein, chairman, president and chief executive officer, said:  “Our overall strategy remains focused on driving profitable growth by expanding our service offerings, improving operational efficiency, transforming our culture to improve accountability and customer focus, and reducing costs throughout our entire organization.
“The actions we’re taking will position Brink’s to accelerate execution of this strategy and help to ensure the achievement of our near-term non-GAAP financial goals, which include a 2015 segment margin rate of 6.5% to 7% on $3.8 billion of revenue.  In 2016, our goal is to achieve a segment margin of 8% and deliver $2.50 to $3.00 in earnings per share.  For 2014, we continue to expect our full-year segment margin rate to be in a range between 5.5% and 6.0% on revenue of about $3.7 billion.  We will provide additional details on our cost reduction initiatives when we report fourth-quarter earnings.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipates," "assumes," "estimates," "expects," "projects," "predicts," "intends," "plans," "believes," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this release includes, but is not limited to: expected cost savings in 2015; 2014, 2015 and 2016 non-GAAP segment margin; 2014 revenue; and 2016 non-GAAP earnings per share.  Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

·	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;

·	our ability to continue profit growth in Latin America;

·	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;

·	investments in information technology and value-added services and their impact on revenue and profit growth;

·	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;

·	our ability to maintain an effective IT infrastructure and safeguard confidential information;

·
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

·	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;

·	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;

·	changes in currency restrictions and in foreign exchange rates, including fluctuations in value of the Venezuelan bolivar;

·	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;

·	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;

·	our ability to integrate successfully recently acquired companies and improve their operating profit margins;

·	costs related to dispositions and market exits;

·	our ability to identify evaluate and pursue acquisitions and other strategic opportunities including those in the home security industry and emerging markets;

·	the willingness of our customers to absorb fuel surcharges and other future price increases;

·	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;

·	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;

·
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs;

·	security threats worldwide and losses of customer valuables;

·	costs associated with the purchase and implementation of cash processing and security equipment;

·	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence;

·	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company's ongoing operations;

·
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

·	the nature of our hedging relationships;

·	changes in estimates and assumptions underlying our critical accounting policies;

·	our ability to realize deferred tax assets;

·	the outcome of pending and future claims, litigation, and administrative proceedings;

·	public perception of the Company’s business and reputation;

·	access to the capital and credit markets;

·	seasonality, pricing and other competitive industry factors; and
·	the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2013, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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